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                                                     ---------------------------

               ARTICLES OF AMENDMENT FOR                       FILED
                                                        In the Office of the
                    INTERGAMES, INC                  Secretary of State of Texas

                                                            JUL 14 1997

                                                       Corporations Section

                                                     ---------------------------


                                    ARTICLE I

The name of the corporation is InterGames, Inc

                                    ARTICLE II

The instrument to be amended is the Article of Incorporation filed with the Texas Secretary of State on October 1, 1996. Charter #01417219-00

                                   ARTICLE III

The name of the corporation is to be changed to:


                           GLOBAL STATISTICS CORPORATION


                                   ARTICLE IV

This amendment has been voted by the shareholders of the corporation on the 11th day of July, 1997. There are 8,000,000 shares authorized and 900,000 shares outstanding and entitled to vote. All 900,000 shares voted for the amendment.





/s/ STEVE COLMAR
-----------------------
STEVE COLMAR
DIRECTOR